Exhibit (h) (v) under Form N-1A
                                             Exhibit 10 under Item 601/Reg. S-K


                                                       SCHEDULE B
                                                       to
                                                       the Principal Shareholder
                                                       Servicer's Agreement for
                                                       Class B Shares of the
                                                       Federated Funds

                               ALLOCATION SCHEDULE

            Shareholder Servicing Fees related to Shares of each Fund shall be allocated among the existing Principal Servicer and each subsequent Principal Servicer in accordance with this Schedule B.

            Defined terms used in this Schedule B and not otherwise defined herein shall have the meaning assigned to them in the Principal Shareholder Servicer's Agreement. As used herein the following terms shall have the meanings indicated:

            "Commission Share", means in respect of any Fund, each Share of such Fund, other than an Omnibus Share, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a Permitted Free Exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion of such Share, even though the obligation to pay the Contingent Deferred Sales Charge may have expired or conditions for waivers thereof may exist.

            "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the Contingent Deferred Sales Charge payable on redemption thereof, if any, is computed.

            "Existing Principal Servicer Cut-Off Date" means, in respect of any Fund, the last date on which the existing Principal Servicer acted as Principal Servicer of Shares of such Fund.

            "4% Commission Assets" means, in respect of all Funds, as of any date, the sum of: (a) in respect of all Shares of all Funds sold by Selling Agents which have always sold Shares only on a 4% sales commission basis, the aggregate Net Asset Value as of such date of all outstanding Shares of all Funds sold by such Selling Agents or derived from such Shares by dividend reinvestment, free exchanges or otherwise and (b) in respect of all Shares of all Funds sold by all other Selling Agents which are selling Shares on a 4% sales commission basis, the aggregate Net Asset Values (as of the respective Dates of Original Issuance) of all Commission Shares and Omnibus Shares sold by such Selling Agents on a 4% sales commission basis which were issued on or prior to such date and which have not been converted to Class A Shares pursuant to a Permitted Conversion Feature.

            "Free Share" means, in respect of any Fund, each Share of such Fund, other than a Commission Share or Omnibus Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

            "Inception Date" means, in respect of any Fund, the first date on which such Fund issued Shares.

            "Net Asset Value" means, (i) with respect to any Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

            "Omnibus Share" means, in respect of any Fund, a commission share sold by one of the Selling Agents listed on Exhibit I. If the Fund, the Principal Servicer and its Transferees determine that the Seller's Transfer Agent is able to track all commission shares sold by any of the Selling Agents listed on Exhibit I in the same manner as Commission Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that commission shares sold by such Selling Agent will thereafter be treated as Commission Shares.

            "Subsequent Principal Servicer Start-Up Date" means, in respect of any subsequent Principal Servicer and any Fund, the first date on which such subsequent Principal Servicer acted as principal servicer of Shares of such Fund.

            "Subsequent Principal Servicer Cut-Off Date" means, in respect of any subsequent Principal Servicer and any Fund, the last date on which such subsequent Principal Servicer acted as principal servicer of Shares of such Fund.

  PART I:   ATTRIBUTION OF SHARES

            Shares of each Fund, which are outstanding from time to time, shall be attributed to the existing Principal Servicer and any subsequent Principal Servicer in accordance with the following rules:

            (1) Commission Shares:

            (a) Commission Shares of any Fund attributed to the existing Principal Servicer shall be Commission Shares of such Fund acquired by the existing Principal Servicer, the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the Existing Servicer Cut-Off Date.

            (b) Commission Shares of any Fund attributed to any Subsequent Principal Servicer shall be Commission Shares of such Fund, the Date of Original Issuance of which occurs after the Subsequent Principal Servicer Start-Up Date and on or prior to the subsequent Principal Servicer Cut-Off Date.

            (c) A Commission Share of a particular Fund (the "Issuing Fund") issued in consideration of the investment of proceeds of the redemption of a Commission Share of another Fund (the "Redeeming Fund") in connection with a Permitted Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to the existing Principal Servicer or a subsequent Principal Servicer based upon such Date of Original Issuance in accordance with rules (a) and (b) above.

            (d) A Commission Share redeemed other than in connection with a Permitted Free Exchange or converted to a Class A Share is attributable to the existing Principal Servicer or a subsequent Principal Servicer based upon the Date of Original Issuance in accordance with rules (a), (b) and (c) above.

            (2) Omnibus Shares:

            Omnibus Shares of a Fund outstanding on any date shall be attributed to the existing Principal Servicer or a subsequent Principal Servicer as the case may be, in the same proportion that outstanding Commission Shares of such Fund are attributed to it on such date.

            (3)   Free Shares:

            Free Shares of a Fund outstanding on any date shall be attributed to the existing Principal Servicer or a subsequent Principal Servicer as the case may be, in the same proportion that the Commission Shares of such Fund outstanding on such date are attributed to it on such date.

  PART II:  ALLOCATION OF SHAREHOLDER SERVICING FEES

            The portion of the Shareholder Servicing Fees accrued in respect of all Shares of all of the Funds during a particular calendar month and allocable to the existing Principal Servicer or a subsequent Principal Servicer is determined by the following formula:

                           (A - (E x ((C + D)/2))) x B

  where:

A = Shareholder Servicing Fees accrued in respect of all Shares of all of the Funds during a particular calendar month

B = fraction referred to in the next paragraph for such calendar month, in respect of the existing Principal Servicer or subsequent Principal Servicer, as the case may be

C = 4% Commission Assets of all Funds as of the beginning of such calendar month

D =   4% Commission Assets of all Funds as of the end of such calendar month

E = .25% times a fraction the numerator of which is the number days in such calendar month and the denominator of which is 365

            Assuming that the Asset Based Sales Charge remains constant over time and among Funds so that Part III hereof does not become operative:

            (1) The fraction referred to in B of the prior paragraph in respect of any calendar month in respect of the existing Principal Servicer or a subsequent Principal Servicer is:

                                   (A + C) /2
                                   (B + D) /2
  where:

A = The aggregate Net Asset Value of all Shares of all Funds attributed to the existing Principal Servicer or such subsequent Principal Servicer, as the case may be, and outstanding at the beginning of such calendar month

B = The aggregate Net Asset Value of all Shares of all Funds at the beginning of such calendar month

C = The aggregate Net Asset Value of all Shares of all Funds attributed to the existing Principal Servicer or such subsequent Principal Servicer, as the case may be, and outstanding at the end of such calendar month

D = The aggregate Net Asset Value of all Shares of all Funds at the end of such calendar month

            (2) If the Fund, the existing Principal Servicer and its Transferees and each subsequent Principal Servicer determine that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among the existing Principal Servicer and each subsequent Principal Servicer in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Asset Based Sales Charges accrued in respect of all Shares of all Funds during a particular calendar month will be allocated to the Initial Purchaser, the Revolving Purchaser or the Seller by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                    (A) / (B)

  where:

A = Average Net Asset Value of all the Commission Shares (or all Shares if available) of all Funds for such calendar month attributed to the existing Principal Servicer or such subsequent Principal Servicer, as the case may be

B = Total average Net Asset Value of all Commission Shares (or all Shares if available) of all Funds for such calendar month.

     PART III: ADJUSTMENTS OF THE EXISTING PRINCIPAL SERVICER'S AND EACH SUBSEQUENT PRINCIPAL SERVICER'S ALLOCABLE SHARE OF ASSET BASED SALES CHARGES AND CONTINGENT DEFERRED SALES CHARGES

            The Parties to the Principal Shareholder Servicer's Agreement recognize that, if the terms of any Principal Shareholder Servicer's Agreement, any Prospectus, the Conduct Rules or any other Applicable Law change disproportionately reduces, in a manner inconsistent with the intent of this Allocation Schedule, the amount of the existing Principal Servicer's or any subsequent Principal Servicer's Allocable Portion of Shareholder Servicing Fees that would have been determined on the basis of the Allocation Schedule as of any date had no such change occurred, this Allocation Schedule in respect of the Shares relating to such Fund shall be adjusted by agreement among the Fund, the existing Principal Servicer and its Transferees and each subsequent Principal Servicer; provided, however, if the existing Principal Servicer, such Transferees, each subsequent Principal Servicer and such Fund cannot agree within thirty (30) days after the date of any such change, the Parties shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on the Parties hereto.

                                EXHIBIT I TO THE
                               ALLOCATION SCHEDULE

                   SELLING AGENTS CURRENTLY OFFERING OMNIBUS SHARES

  1. Merrill Lynch, Pierce, Fenner & Smith Incorporated 2. Core-Link